Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Sun Life Financial Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting dated February 13, 2019, appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Ontario, Canada
February 14, 2019